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                                  EXHIBIT 11.1
                          COMPUTATION OF LOSS PER SHARE

                                             Years Ended
                          --------------------------------------------
                            December 31, 2001        December 31, 2000
                          --------------------     -------------------
Loss for the period                  $383,689             $1 ,150,645
                          ====================     ===================
Shares used in computing
loss per share:
  Weighted average shares
  outstanding(Note 1)              30,038,972             29,467,070
                          ====================     ===================
Loss per share                         $ 0.01             $     0.04
                          ====================     ===================

Note 1: Due to the net losses incurred during each of the periods presented, common share equivalents are anti-dilutive and have been excluded from the computation.